Exhibit 99.1

Enviva Partners, LP Business Overview Last Updated:February 25, 2016

Forward-Looking Statements and Cautionary Statements Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that Enviva Partners, LP (NYSE: EVA) (“Enviva,” “we,” or “us”) expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “may,” “estimates,” “will,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions made by Enviva based on management’s expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although Enviva believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond its control, Enviva cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. A number of the assumptions on which these forward-looking statements are based are subject to risks and uncertainties, many of which are beyond the control of Enviva, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include the factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the IPO prospectus filed on April 29, 2015, the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC, including those risks relating to financial performance and results, economic conditions and resulting capital restraints, availability of sufficient capital to execute Enviva’s business plan, impact of compliance with legislation and regulations and other important factors that could cause actual results to differ materially from those projected. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such filings. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made, and Enviva undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements attributable to Enviva are qualified in their entirety by this cautionary statement. Industry and Market Data This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. 2

Company Highlights

World's largest supplier of utility grade wood pellets to major power generators with 2.2 million metric tons per year ("MTPY") of production capacity

Compelling Industry Fundamentals	• Critical supply chain partner for major power generators worldwide • Forecast demand growing rapidly with 20% CAGR through 2019 • Supply not adequate for demand with few providers of any scale
Advantaged Assets	• Six fully-contracted, strategically located production plants and a deep-water marine terminal • Strong fiber baskets deliver low-cost, growing natural resource, and stable pricing • Embedded low cost to-port logistics and favorable long-term fixed rate shipping contracts
Long-Term Off-take Contracts	• Take-or-pay contracts with weighted average remaining term of 8.0 years[1] • Creditworthy utilities and large scale power generators • Recently signed a 375K MTPY 15-year contract to supply a portion of our sponsor's contract with the MGT Teesside project
Substantial Growth Opportunities	• Increased distribution to $0.46 per unit for the fourth quarter of 2015 • Aggregate distributions for 2016 of at least $2.10 per unit expected (not including impact from additional drop-downs), a 27% increase over the annualized minimum quarterly distribution from our IPO • Visible sponsor-held drop-down inventory of contracted assets, including 420K MTPY long-term contract • Margin expansion within existing contracted assets and opportunistic 3rd party acquisition targets
Experienced Management Team	• Management team led by industry founders and seasoned public company executives • Demonstrated expertise acquiring, building, operating, and contracting / re-contracting platform assets • Management rewarded for sustained growth in per-unit distributable cash flow

[1] Includes the Partnership's Langerlo contract, but not the Partnership's MGT contract. Without the Langerlo contract, weighted average remaining term is 7.2 years.

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Enviva Solves a Growing, Unmet Challenge for Generators Austerity challenges, desire to eliminate coal, grid stability issues, and sustainability requirements limit alternatives… …But existing coal assets can be quickly and cost-effectively converted to biomass Wood pellets provide low-cost, drop-in solution driving large demand Market growing rapidly: demand forecasted at 20% CAGR from 2014 to 2019 (3) Enviva is Only Enterprise Supplier Major industrial economies are far short of binding 2020 renewable targets 2019 Industrial Pellet Volumes (in millions MTPY) (3) 100% 30 North America Asia 75% Wind ore 50% ind Europe n 25% Nuclear 0% NL UK BEL FR GER % Short DK £0 £50 £100 £150 £200 % of Target LCOE TCOE Adjustments (1) Eurostat News Release – February 10, 2016; Share of renewables in energy consumption in the EU rose further to 16% in 2014 (2) Aurora Energy Research – Comparing energy technologies (February 2016) with data from DECC Electricity Generation Costs (December 2013). LCOE (Levelized Cost of Electricity) is the per-megawatthour cost of building and operating a generating plant over an assumed financial life. Total Cost of Energy (TCOE) is LCOE plus intermittency value, security of supply value, balancing costs, and transmission costs. Data may not be representative of all the markets in which we or our customers operate. (3) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth quarter 2015. 2019 worldwide demand expectation assumes conversion of the Langerlo power facility in Ghent, Belgium 4 Solar Offshore Onsh W Biomass Conversio 0.1 4.8 Supply Gap 7.2 24 18 22.6 Identified Supply 20.2 12 6 0 Demand Supply 2019 61% 53% 38% 38% 23% 3% Total Cost of Energy (per MWh)(2) Progress To Binding 2020 Renewables Targets (1)

Familiar Midstream Activities Truck Pipeline Rail Vessel Processing Washing Fractionating BP Valero Wellhead Oil, Gas, NGL, Coal Refineries Generators Drax E.ON Engie Processing Drying Densifying Truck Rail Vessel Wood Fiber • • Enviva performs activities similar to other midstream MLPs Qualifying income generated by aggregating a natural resource, processing it into fuel at production facilities, transporting pellets to deep water marine storage terminals, and delivering ratably to utility customers No direct exposure to crude oil or natural gas prices • 5 RENEWABLE CONVENTIONAL GATHERING GATHERING STORAGE STORAGE DOWNSTREAM MIDSTREAM UPSTREAM

Enviva’s Port of Chesapeake Marine Terminal Compelling Industry Fundamentals

Our Product is a Low-Cost, Low-Carbon, Drop-In Solution All figures £/MWh Offshore Wind Onshore Wind Solar5 Nuclear Biomass Conversion 0.8 0.7 0.3 (1) Enviva (2) CME Group (3) Union Pacific (4) Aurora Energy Research – Comparing energy technologies (February 2016) with data from DECC Electricity Generation Costs (December 2013). LCOE (Levelized Cost of Electricity) is the per-megawatthour cost of building and operating a generating plant over an assumed financial life. Total Cost of Energy (TCOE) is LCOE plus intermittency value, security of supply value, balancing costs, and transmiss ion costs. Data may not be representative of all the markets in which we or our customers operate. (5) Large scale PV 7 Intermittency Value Adjustment Security of Supply Value Adjustment Balancing Costs Transmission Costs 4.5 1.3 2.8 17.9 7.6 0.9 9.0 3.8 1.7 (1.7) Net System Cost Delta26.514.18.90(1.1) LCOE12210115890108 TCOE14911516790107 Total Cost of Energy4 (TCOE) Wood Pellet vs. Coal Attributes Wood Pellets (1) NYMEX CAPP Coal (2) Southern PRB Coal (3) Median Heat Content (BTU/lb) 8,000 12,000 8,600 Moisture 4 – 10% < 10% 26 – 30% Ash 0 – 2% < 13.5% 4.6 – 5.7% Sulfur 0 – 0.15% < 1.0% < 1.0%

We Reduce Carbon Emissions European Union 2014 report: biomass can lead to “significant greenhouse gas savings compared to fossil fuels” Source: State of play on the sustainability of solid and gaseous biomass used for electricity, heating and cooling in the EU. European Commission. July 2014. United Nations Climate 2014: Carbon emissions from coal are 4 times greater than forest wood biomass Source: IPCC, 2014: Climate Change 2014: Mitigation of Climate Change. Contribution of Working Group III to the Fifth Assessment Report of the Intergovernmental Panel on Climate Change Carbon Savings 2015: “The GHG intensity of pellet based electricity is 74% to 85% lower than that of coal-based electricity” Authors include Chair of EPA’s Scientific Advisory Board for Biogenic Carbon Source: Khanna et al. Carbon savings with transatlantic trade in pellets: accounting for market-driven effects. 2015. Oak Ridge National Laboratory scientists 2015: Wood biomass “can reduce the climate impacts of fossil fuels” Source: Dale et al. Ecological objectives can be achieved with wood-derived bioenergy. The Ecological Society of America. 2015. 100 U.S. Forest Scientists 2014: “The carbon benefits of sustainable forest biomass energy are well established” Source: Letter to Gina McCarthy, Administrator, EPA, from professors affiliated with the National Association of University Forest Resources Professionals. November 6, 2014. 8

Our Activities Sustain Thriving, Healthy Forests

"We show a ***substantial increase in the area of all forest types*** in the presence of increased pellet demand."

- Duke University & NC State University[1]

Annual pulpwood ***consumption from pulp and paper industry down more than 65 million tons*** since 1995

- U.S. Forest Service[2]

"An industry that can reduce greenhouse gas emissions, increase forest growth, and create jobs sounds too good to be true. But that is the reality of the emerging wood pellet market in the Southern U.S."[3]

-USDA Acting Chief Economist Robert Johansson, 2015

Independently Audited Certifications:

SUSTAINABLE FORESTRY INITIATIVE SFI-01203

FSC www.fsc.org FSC® C110565

PEFC PEFC/29-31-238

"Enviva is ensuring that North Carolina's ***bottomland forests will be sustained and protected*** for generations to come"

- **The Honorable Pat McCrory, Governor of North Carolina**, regarding the Enviva Forest Conservation Fund, a $5 million, 10-year program designed to protect tens of thousands of acres of bottomland forests in Virginia and North Carolina. This program is sponsored by Enviva Holdings, LP.

1. Galik and Abt, *Sustainability Guidelines and Forest Market Response: as assessment of European Union pellet demand in the Southeastern United States.* ECB Bioenergy. 2015
2. United States Census Bureau. (2011)
3. USDA - http://blogs.usda.gov/2015/06/08/study-finds-increasing-wood-pellet-demand-boosts-forest-growth-reduces-greenhouse-gas-emissions-creates-jobs/

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Market Seeing Regulatory Stability and Orderly Growth Biomass energy providing a compelling answer to the energy “trilemma” of cost, decarbonization, and grid stability Baseload characteristics of biomass power seen as a major advantage as electricity systems are placed under strain U.K. and E.U. policy-makers focused on improving financial discipline on a “total cost” basis, leading to more competition among renewables, which biomass can win Adjacent biomass Combined Heat and Power (CHP) and heating markets growing, leading to additional sources of demand Regulatory actions fueling growth • U.K. announced plan to shut all coal-fired power plants by 2025 EPA Clean Power Plan could be new enabler for growth in nascent U.S. market • 10 5 Growing Asian Demand Driven by New Feed-In Tariffs and Renewable Energy Standards 4 3 “In the same way generators should pay the cost of pollution, we also want intermittent generators to be responsible for the pressures they add to the system when the wind does not blow or the sun does not shine.” Amber Rudd, November 2015 UK Secretary of State for Energy and Climate Change 2 1 Policy characteristics for Enviva’s target markets Northern European countries where Enviva’s long-term contracted customers are based

Supply Gap Created by Multiple Hurdles to Entry CAPITAL INVESTMENT REQUIRED IN: LIMITED SUPPLY CHAIN INFRASTRUCTURE Concentrated Customer Generation Set Fragmented Natural Resource Base Fiber Logistics Plant Ship Port Deep Process Capabilities Required Wood Aggregation Truck / Rail Loading Debarking & Chipping Size Reduction Wood Receiving & Storage Shipping Drying Port Storage Pelleting Commitment to Excellence in Safety, Sustainability & Reliability 11

Limited Competition • Pellet industry historically characterized by fragmented worldwide supply base Utility trade almost exclusively one-to-one agreements between standalone plants (Thousands of MTPY) Enviva (U.S.)* Pinnacle Pellet (Canada) German Pellets (U.S.)** Drax Biomass (U.S.) Georgia Biomass (U.S.) FRAM Renewable Fuels (U.S.) Rentech (Canada) Pacific Bioenergy (Canada) Portucel (Colombo) (U.S.) Tanac (Brazil) Zilkha Biomass (U.S.) Westervelt (U.S.) Plantation Energy (Australia) Solvay (U.S.) • • Suppliers typically build smaller plants (100k MTPY or less) often with inexperienced sponsors • Enviva distinguishes itself with an industrial, enterprise-scale approach – Carefully assembled team of foresters, manufacturing experts, logisticians, and engineers Multi-plant profile allows for optimization Conservative balance sheet Multi-billion dollar financial investors experienced in energy and wood products sector 0 600 1,2001,800 2,400 3,000 – – – United States Canada Europe Baltic States Russia and East Europe Rest of the World 0 2,000 4,000 6,000 8,000 10,000 Current capacity Under construction or financed for completion by 2017 Source: Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth quarter 2015 * Includes the Sampson plant (under construction) of Enviva Wilmington Holdings, LLC, a joint venture between a wholly-owned subsidiary of Enviva Holdings, LP (the “Sponsor”) and certain affiliates of John Hancock Life Insurance Company, but does not include other production plants being developed by the Sponsor or the joint venture. ** German Pellets current capacity adjusted downward to reflect the current operations at the Louisiana plant. (1) Hawkins Wright supply and demand data. Assumption of $220/ton of installed capacity 12 $1.6 billion additional investment opportunity for experienced and well capitalized operator(1) Worldwide Industrial Pellet Producers and Regional Production

Enviva’s Production Facility in Northampton, NC Advantaged Assets

Assets at a Glance



Bethesda, MD
Southampton, VA – 510K
Port of Chesapeake, VA – 90K
Northampton, NC – 500K
Ahoskie, NC – 370K
Amory, MS – 110K
Wiggins, MS – 110K
Cottondale, FL – 650K
Port of Mobile, AL – 45K+
Port of Panama City, FL – 32K
Plant - Enviva Partners, LP
Port - Enviva Partners, LP
Enviva Headquarters

Storage and Terminaling Assets

Port of Mobile

Location: Mobile, AL, Cooper Marine & Timberlands ChipCo Terminal
Startup: 3rd Party Agreement
Storage: Flex barge storage with 45K+ MT of capacity



Port of Chesapeake

Location: Chesapeake, VA, wholly owned by Enviva
Startup: November 2011
Storage: Dome storage with 90K MT of capacity



Port of Panama City

Location: Panama City, FL, Port Panama City
Startup: 3rd Party Agreement
Storage: Flat warehouse storage with 32K MT of capacity



Current Production Plants

Amory

Location: Amory, MS
Startup: August 2010 (acquired)
Annual Production: 110K MTPY



Wiggins

Location: Wiggins, MS
Startup: October 2010 (acquired)
Annual Production: 110K MTPY



Ahoskie

Location: Ahoskie, NC
Startup: November 2011
Annual Production: 370K MTPY



Southampton

Location: Southampton, VA
Startup: October 2013
Annual Production: 510K MTPY



Northampton

Location: Northampton, NC
Startup: April 2013
Annual Production: 500K MTPY



Cottondale

Location: Cottondale, FL
Startup: May 2008 (acquired January 2015)
Annual Production: 650K MTPY



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Advantaged Assets Port of Chesapeake, VA Southampton, VA Northampton, NC Ahoskie, NC Hardwood Roundwood Pine Roundwood Open / Farmland 1MM tons annual facility demand 475MM+ tons inventory 8MM+ tons net annual fiber excess (1) 65,000+ private landowners 1.4MM MT+ consolidated annual throughput ~75mi average distance to port Dedicated, Low-Cost, Haul to Wholly Owned Terminal $15 Stable Delivered Cost of Fiber (2) $50 $12 $40 $9 $30 Enviva’s 1.4MM Tons $6 $20 $3 $10 $-$0 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 250 500 750 1,0001,2501,5001,7502,000 MT/yr of Pellet Throughput 2,250 (1) FIA Data, Gross of 22MM+ tons annual growth (2) Timber Mart-South-North Carolina 1991 – 2015 (3) Source: Enviva 15 $ / MT Port Costs North Carolina Pine Pulpwood 1991 - 2015 CAGR = 1.5% (2) North Carolina Hardwood Pulpwood 1991 - 2015 CAGR = 2.1% (2) Cost Advantage of Vertically Integrated Port (3) Operating Leverage of Northampton 7 mi. Robust Resource Availability Integrated Low-Cost Logistics

Operational Excellence • Safety philosophy of “Every Accident is Preventable” – Industry leading Total Incident Rate • Key Performance Indicators (KPIs) drive “Lean/Six Sigma” manufacturing operations and continuous improvement • Large scale and portfolio of “build and copy” assets creates operating leverage – – – Common spares Shared services across facilities Quick to repeat, standardize, and improve 100% $80.00 80% 60% $60.00 40% 20% 0% $40.00 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Northampton Uptime Northampton OEE Northampton Plant OpEx ($/MT) OEE: Overall Equipment Effectiveness Note: Plant began operations mid-Q2 2013 16 Consistent Uptime & OEE Performance Continuous Improvement

Barge-to-Ship Loading at Enviva’s Operations in Mobile, AL Long-Term Off-take Agreements

Take-or-Pay Contracts Provide Stable Cash Flow $200 $160 $120 indexed diesel pricing adjustment $80 $40 $0 (1) The Partnership’s weighted average remaining term of off-take contracts is 7.2 years without the Langerlo contract Note: Represents examples of various pricing protection provisions within our portfolio of contracts; no single contract in our portfolio contains every pricing protection provision listed above 18 Contract Pricing $ per metric ton Shipping Diesel Stumpage Base Price Typical Contract Provisions Margin Protection (e.g., pass-through provisions or escalators) to protect against changes in: Cost of Fiber Indexed stumpage pricing matches underlying raw material commodity cost to regional indices Operations & Maintenance Costs Protects against changes of plant-level cost position through CPI or fixed inflator Logistics To Plant / To Port Mitigates fuel exposure through EIA Shipping / Bunker Fuel Fixed, back to back shipping component with bunker fuel pass-throughs to customer General Inflation Protects against erosion of underlying cost position through CPI or fixed inflator applied against base price Partnership’s weighted average remaining term of off-take contracts is 8.0 years, not including the Partnership’s MGT contract or the DONG contract with our sponsor1

Contract and Market Update • After successful conclusion of EU state-aid review process of its CfD, the purchaser of 420 MW Lynemouth facility is expected to convert the facility to wood pellet fuel and require more than 1.5 million tons a year As expected, Drax’s third 660 MW biomass unit, anticipated to require more than 2 million tons annually, entered the second stage of the EU state-aid review of its CfD MGT Teesside project is expected to commence construction in Q2 2016. The Partnership and our sponsor are the sole suppliers of the nearly 1 million tons required annually of imported biomass, subject to MGT reaching financial close • • • E.ON completed the sale of the 556 MW Langerlo facility in Belgium, and the buyer intends to convert the facility to wood pellet fuel in 2017 when it is expected to need more than 1.5 million tons per year. An affiliate of the buyer has filed for insolvency, however, creating some uncertainty related to the completion of the project. Dutch renewable incentive scheme budget for 2016 confirmed at 8 billion euro. While government considers complete phase out of coal-fired generation, power generators expected to apply for the incentive in March 2016 • • South Korean demand expected to grow to approximately 2.5 million tons a year in 20191 as the Renewable Portfolio Standard increases come into effect and several power generators consider new-build and full unit conversions to biomass Significant growth in Japanese wood pellet demand is expected to continue as several biomass power stations come on-line by 2019, when demand is expected to be about 1.4 million tons annually1 • (1) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth quarter 2015. 2019 worldwide demand expectation assumes the Langerlo facility conversion occurs 19 Worldwide industrial wood pellet demand expected to grow to more than 27 million tons by 2019, a 20% annual growth rate1

Enviva’s Port of Chesapeake Substantial Growth Opportunities

Multiple Growth Drivers (Subject to Five-Year ROFO) 21 Margin Expansion Optimizing Processes Fiber Mix Re-Contracting Acquisitions Contracted 3rd Party Plants Supply Chain New Contracts Robust Development Pipeline Uncontracted 3rd Party Plants Visible Drops Sampson Plant Wilmington Port Sponsor-Driven Growth MLP Growth

Growth Supported by Committed Investors Invested • Principal owner of Enviva Holdings, LP Enviva Holdings, LP “Our Sponsor” Enviva Partners, LP NYSE: EVA for long-term and Sponsor Assets Development Finance, Construction, and Commissioning 22 Operations Attractive cost of capital with access to capital markets funding 5-year ROFO on JV Joint Venture •Separate entity that finances, develops, constructs, and commissions projects from Sponsor pipeline •Currently developing the “Wilmington Projects,” consisting of three 500,000 MTPY wood pellet production plants and a deep-water marine terminal in Wilmington, NC region •Sponsor can compel sale of assets to EVA if certain investment returns are achieved •Capital can be recycled for future growth Strong Development Engine & Customer Contract Pipeline • John Hancock is the US unit of ManuLife Financial and one of the world’s largest timberland investment managers • $11.4 billion and 6.3 million acres of timberlands under management $550 Million • $30 billion energy/power private investment firm to Date

Sponsor Assets Contracted and Under Construction

Enviva Pellets Sampson (NC)

- Fully financed 515K MTPY "Build and Copy" replica of Northampton/Southampton plants
- Production will support new 10-year contract with DONG Energy commencing September 2016
- Commissioning began in Q1 2016
- Approximately $20 million estimated incremental Adjusted EBITDA[1]



Enviva Pellets Sampson (NC) Construction

Enviva Port of Wilmington (NC)

- Fully financed "Build and Copy" replica of Enviva Port of Chesapeake
- Port under construction, ~1 million MTPY throughput contracted with Sampson plant and 3rd party volumes
- Expected commissioning in Q1 2016
- Approximately $7 million estimated incremental Adjusted EBITDA[1]



Enviva Port of Wilmington (NC) Construction

(1) See reconciliation on slide 42

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Growing Sponsor Development Pipeline

Greenfield & Brownfield Development Pipeline [1]



Sampson, NC
Capacity: 515K MT
Hamlet, NC
Capacity: 500K MT
Laurens, SC
Capacity: 500K MT
Port of Wilmington, NC
Abbeville, AL
Capacity: 350K MT
Lucedale, MS
Capacity: 500K MT
Port of St. Joe, FL
Port of Jacksonville, FL
Port of Pascagoula, MS

M&A and Partnership Opportunities Across Value Chain

- Wood Processing
- Pellet Plants
- Export Terminals
- Shipping
- Import Terminals
- Power Plants

Potential Industry Consolidation

- *Robust asset base across supply chain*
- *Enviva has a proven track record of acquisitions*
- *Complements existing development activity and enables entry to new geographies and markets*

Fully-Financed & Under Construction (blue circle) Site-Control (grey circle) Sites Under Assessment (orange circle)

(1) *Site-Control assets are shown at estimated capacities and approximate locations. Sites Under Assessment assets are shown at approximate locations.*

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Adjacent Markets Experiencing Rapid Demand Growth large, rapidly growing market 1 1 Industrial Pellet Forecasted Demand Heating Pellet Forecasted Demand 35,000 35,000 30,000 30,000 25,000 25,000 20,000 20,000 15,000 15,000 10,000 10,000 5,000 5,000 0 0 2014 2015 2017 2019 2014 2015 2017 2019 Europe Asia North America Europe Asia North America Other (1) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth quarter 2015. Industrial pellet demand expectation assumes conversion of the Langerlo power facility in Ghent, Belgium North America industrial pellet demand was 40k and 110k tons in 2014 and 2015, respectively. Forecasted to be 110k tons in e ach of 2016-2019 25 Metric Tons in Thousands Metric Tons in Thousands Wood pellets are largely fungible across industrial and heating markets … but increasingly shipping to another Enviva primarily serves industrial market…

Breaking the Fiber Logistics Barrier Unlocks North American Basis Differential Wood Chip Price (US$/Dry Ton) Sweden $135 Latvia1 $145 $151 Germany Japan $112 Southern US $63 Australia $138 Source: RISI World Timber Price Quarterly – fourth quarter 2015; Sweden and Australia are second quarter 2015 United Nations FAO 1. Latvia prices are CIF Sweden 26 Like LNG liquefaction, pelleting can turn a stranded, cost advantaged natural resource into a globally traded commodity Annual Global Trade in Wood Products is Valued at over $250 billion

Market Size Growing Due to Application Diversity • Although the supply chain has been enabled by coal displacement and renewable heating applications, global availability of lost-cost fiber creates new markets Increasingly, customers are seeking to replace fossil fuel based hydrocarbons with bio-based hydrocarbons • Market Size Time 27 $/ton Increases Chemical / Polymer Cellulosic Manufactured Wood Products Heating Applications & CHP Coal Displacement & Power Generation

Night Shift at Enviva Pellets Northampton Financial Highlights

Fourth Quarter 2015 Financial Results (1) our results assuming the Southampton drop-down had not occurred and the intercompany transactions had not been eliminated See slides 36 through 40 for Adjusted EBITDA and Distributable Cash Flow reconciliations and pro forma adjustments 29 Fourth Quarter 2015 GuidancePro Forma1 Adjusted EBITDA:$14.8 to $15.8 million$17.1 Distributable Cash Flow:$11.3 to $12.3 million$14.0 Recast (GAAP) Basis Pro Forma1 In millions 4Q 2015 4Q 2014 4Q 2015 Net Revenue $116.8 $79.0 $116.8 Cost of Goods Sold $98.7 $70.8 $101.8 Gross Margin $18.1 $8.1 $15.0 G&A $4.9 $3.5 $4.7 Net Income $9.0 $2.3 $6.5 Adjusted EBITDA $21.6 $9.4 $17.1 Distributable Cash Flow $18.0 $7.4 $14.0

2016 Outlook & Guidance (1) Prior to any distributions paid to our general partner; based on number of common and subordinated units outstanding at year-end 2015 of 24,755,233 See slide 41 for Adjusted EBITDA and Distributable Cash Flow reconciliations 30 Guidance above does not include impact of any potential acquisitions or drop-downs In millions except per unit figures 2016 Net Income $43.0 - $47.0 Adjusted EBITDA $83.0 - $87.0 Maintenance Capex $4.1 Interest Expense $11.9 Distributable Cash Flow $67.0 - $71.0 Distributable Cash Flow per Unit1 $2.71 - $2.87 Distribution per Unit of at least $2.10

Visible Drops Provide Substantial Growth = + Growth ROFO Operational Assets (1) (2) (3) See reconciliation on slide 40 See reconciliation on slide 41 See reconciliation on slide 42 31 Fully Contracted and5 yearEBITDA

Tool and Die Work at Enviva’s Production Plant in Ahoskie, NC Experienced Team

High Caliber Leadership BP Williams John Keppler Chairman & CEO John Bumgarner Director (Independent) Steve Reeves EVP & CFO Bill Reilly Director (Independent) EPA Exxon Thomas Meth EVP of Sales and Marketing Janet Wong Director (Independent) Buckeye Black & Decker Bill Schmidt EVP, GC & Secretary Ralph Alexander Director Royal Smith VP of Operations Robin Duggan Director GM KPMG Jim Geraghty VP & Controller Michael Hoffman Director Ray Kaszuba VP & Treasurer Carl Williams Director Michelin Plum Creek 33 Directors Management Management and Board with Significant Industry Experience

Enviva: A Compelling Story Compelling Industry Fundamentals Experienced Management Team Advantaged Assets Substantial Growth Opportunities Long-Term Off-take Agreements 34

Reg G Reconciliations

Q4 2015 Financial Information

ENVIVA PARTNERS, LP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per unit amounts)

	Three Months Ended December 31,		Year Ended December 31,	
	2015	2014 (Predecessor)	2015	2014 (Predecessor)
Product sales	$115,123	$78,309	$450,980	$286,641
Other revenue	1,690	668	6,394	3,495
Net revenue	116,813	78,977	457,374	290,136
Cost of goods sold, excluding depreciation and amortization	92,049	66,171	365,061	251,058
Depreciation and amortization	6,640	4,663	30,692	18,971
Total cost of goods sold	98,689	70,834	395,753	270,029
Gross margin	18,124	8,143	61,621	20,107
General and administrative expenses	4,913	3,455	18,360	10,792
Loss on disposal of assets	2,181	278	2,081	340
Income from operations	11,030	4,410	41,180	8,975
Other income (expense):				
Interest expense	(2,933)	(2,105)	(10,551)	(8,724)
Related party interest expense	(57)	—	(1,154)	—
Early retirement of debt obligation	—	—	(4,699)	(73)
Other income	889	6	979	22
Total other expense, net	(2,101)	(2,099)	(15,425)	(8,775)
Income before tax expense	8,929	2,311	25,755	200
Income tax (benefit) expense	(34)	3	2,623	15
Net income	8,963	2,308	23,132	185
Less net loss attributable to noncontrolling partners' interests	12	18	42	79
Net income attributable to Enviva Partners, LP	$8,975	$2,326	$23,174	$ 264
Less: Predecessor loss to May 4, 2015 (prior to IPO)			$(2,132)	
Less: Pre-acquisition income from April 10, 2015 to December 10, 2015 from operations of Enviva Pellets Southampton Drop-Down allocated to General Partner	$2,030		6,264	
Enviva Partners, LP partners' interest in net income from May 5, 2015 to December 31, 2015	$6,945		$19,042	
Net income per common unit:				
Basic	$ 0.29		$ 0.80	
Diluted	$ 0.29		$ 0.79	
Net income per subordinated unit:				
Basic	$ 0.29		$ 0.80	
Diluted	$ 0.29		$ 0.79	
Weighted average number of limited partner units outstanding:				
Common – basic	12,122		11,988	
Common – diluted	12,419		12,271	
Subordinated – basic and diluted	11,905		11,905	
Distribution declared per limited partner unit for respective periods	$0.46000		$1.1630	

36

Non-GAAP Financial Measures Non-GAAP Financial Measures We view adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow as important indicators of performance. We also view measures provided in this release that (i) do not give effect to the recast of financial results and assume the Southampton Drop-Down had not occurred or (ii) include financial results of acquired assets only for the periods actually owned by the Partnership as important indicators of our performance. Adjusted Gross Margin per Metric Ton We define adjusted gross margin per metric ton as gross margin per metric ton excluding depreciation and amortization included in cost of goods sold. We believe adjusted gross margin per metric ton is a meaningful measure because it compares our off-take pricing to our operating costs for a view of profitability and performance on a per metric ton basis. Adjusted gross margin per metric ton primarily will be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our production plants and the production and distribution of wood pellets. Adjusted EBITDA We define adjusted EBITDA as net income or loss, excluding depreciation and amortization, interest expense, taxes, early retirement of debt obligation, non-cash unit compensation expense, asset impairments and disposals, and certain items of income or loss that we characterize as unrepresentative of our operations. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks, and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure. Distributable Cash Flow We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures and interest expense net of amortization of debt issuance costs and original issue discount. Distributable cash flow is used as a supplemental measure by our management and other users of our financial statements as it provides important information regarding the relationship between our financial operating performance and our ability to make cash distributions. Adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow are not financial measures presented in accordance with generally accepted accounting principles (“GAAP”). We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because it excludes some, but not all, items that affect the most directly comparable GAAP financial measure. You should not consider adjusted gross margin per metric ton, adjusted EBITDA, or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. 37

GAAP and non-GAAP Financial Measures The following table presents, in each case for the three months ending December 31, 2015: • our recast results prepared in accordance with GAAP, including Southampton’s results for periods we did not own Southampton and elimination of certain intercompany transactions; our results including the acquired assets only for the period actually owned by the Partnership; and what our results would have been assuming the Southampton Drop-Down had not occurred, and the intercompany transactions had not been eliminated. • • 38 Three Months Ended December 31, 2015 As Reported (Recast) Including Southampton Drop-Down from the Acquisition Date Assuming Southampton Drop-Down Had Not Occurred (in thousands) Product sales $115,123 $115,123 $115,123 Other revenue 1,690 1,690 1,690 Net revenue 116,813 116,813 116,813 Cost of goods sold, excluding depreciation and amortization 92,049 95,702 96,568 Depreciation and amortization 6,640 5,512 5,261 Total cost of goods sold 98,689 101,214 101,829 Gross margin 18,124 15,599 14,984 General and administrative expenses 4,913 4,777 4,718 Loss on disposal of assets 2,181 1,838 1,838 Income from operations 11,030 8,984 8,428 Other income (expense): Interest expense (2,933) (2,918) (2,816) Related party interest expense (57) (57) — Early retirement of debt obligation — — — Other income 889 891 889 Total other expense, net (2,101) (2,084) (1,927) Income before tax expense 8,929 6,900 6,501 Income tax benefit (34) (34) (34) Net income 8,963 6,934 6,535 Less net loss attributable to noncontrolling partners’ interests 12 12 12 Net income attributable to Enviva Partners, LP $8,975 $6,946 $6,547

GAAP and non-GAAP Financial Measures (Cont.) The following table presents, in each case for the three months ending December 31, 2015: • our recast results prepared in accordance with GAAP, including Southampton’s results for periods we did not own Southampton and elimination of certain intercompany transactions; our results including the acquired assets only for the period actually owned by the Partnership; and what our results would have been assuming the Southampton Drop-Down had not occurred, and the intercompany transactions had not been eliminated. • • 39 Three Months Ended December 31, 2015 As Reported (Recast) Including Southampton Drop-Down from the Acquisition Date Assuming Southampton Drop-Down Had Not Occurred (in thousands) Reconciliation of distributable cash flow and adjusted EBITDA to net income : Net income $8,963 $6,934 $6,535 Add: Depreciation and amortization 6,652 5,523 5,272 Interest expense 2,990 2,975 2,816 Non-cash unit compensation expense 341 341 341 Income tax benefit (34) (34) (34) Asset impairments and disposals 2,181 1,838 1,838 Acquisition transaction expenses 462 344 286 Adjusted EBITDA $21,555 $17,921 17,054 Less: Interest expense net of amortization of debt issuance costs and original issue discount 2,614 2,543 2,405 Maintenance capital expenditures 893 841 695 Distributable cash flow $18,048 $14,537 $13,954

Non-GAAP Financial Measures Reconciliation The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income: 40 Three Months Ended December 31, Year Ended December 31, 2015 2014 2015 2014 (Predecessor) (Predecessor) (in thousands) Reconciliation of distributable cash flow and adjusted EBITDA to net income: Net income $8,963 $2,308 $23,132 $185 Add: Depreciation and amortization 6,652 4,674 30,738 19,009 Interest expense 2,990 2,105 11,705 8,724 Early retirement of debt obligation — — 4,699 73 Purchase accounting adjustment to inventory — — 697 — Non-cash unit compensation expense 341 — 704 2 Income tax (benefit) expense (34) 3 2,623 15 Asset impairments and disposals 2,181 278 2,081 340 Acquisition transaction expenses 462 — 893 — Adjusted EBITDA $21,555 $9,368 $77,272 $28,348 Less: Interest expense net of amortization of debt issuance costs and original issue discount 2,614 1,600 10,099 6,703 Maintenance capital expenditures 893 331 4,359 515 Distributable cash flow $18,048 $7,437 $62,814 $21,130

Non-GAAP Financial Measures Reconciliation (Cont.) The following table provides a reconciliation of the estimated range of distributable cash flow and adjusted EBITDA to the estimated range of net income, in each case for the twelve months ending December 31, 2016 (in millions except per unit figures): (1) Prior to any distributions paid to our general partner; based on number of common and subordinated units outstanding at year-end 2015 of 24,755,233 41 Twelve Months Ending December 31, 2016 Estimated net income (loss) $43.0 – 47.0 Add: Depreciation and amortization 25.4 Interest expense 13.0 Non-cash unit compensation expense 1.2 Asset impairments and disposals 0.4 Estimated adjusted EBITDA $83.0 – 87.0 Less: Interest expense net of amortization of debt issuance costs and original issue discount 11.9 Maintenance capital expenditures 4.1 Estimated distributable cash flow $67.0 – 71.0 Estimated distributable cash flow per common and subordinated unit1 $2.71 – 2.87

Non-GAAP Financial Measures Reconciliation (Cont.) Our sponsor’s estimates of incremental adjusted EBITDA for each of the Sampson plant and the Wilmington terminal are based on numerous assumptions that are subject to significant risks and uncertainties. The assumptions underlying our sponsor’s estimates of incremental adjusted EBITDA generated by certain of its assets are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from those estimates. For more information about such significant risks and uncertainties, please see the risk factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the IPO prospectus filed on April 29, 2015 and the Quarterly Reports on Form 10-Q most recently filed with the SEC. A reconciliation of estimated incremental adjusted EBITDA to GAAP net income is not provided because forward-looking GAAP net income generated by each of the Sampson plant and the Wilmington terminal is not accessible and reconciling information is not available without unreasonable effort. The amount of interest expense and the amount of depreciation and amortization expense with respect to the Sampson plant and the Wilmington terminal, in each case, is not accessible or estimable at this time. The amount of actual interest expense or depreciation and amortization expense, as the case may be, incurred could be significant, such that the actual amount of net income generated by each of the Sampson plant and Wilmington terminal could vary substantially from the respective amounts of estimated incremental adjusted EBITDA. 42 env1va Contact: Ray Kaszuba Vice President and Treasurer +1240-482-3856 ir@envivapartners.com